APPROVAL OF ADVISORY AGREEMENTS


	At an in-person meeting held on August 13-14, 2012, the Board of Directors (the "Board"), including the Directors that are not interested persons of VALIC Company I ("VC I"), as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act") (the "Independent Directors"), approved with respect to each Fund the Investment Advisory Agreement between The Variable Annuity Life
Insurance Company ("VALIC") and VC I (the "Advisory Agreement") and the Investment Sub-Advisory Agreements between VALIC and each of the following sub-advisers of VC I (collectively, the "Sub-advisory Agreements"): American Century Investment Management, Inc.
("American Century"), Barrow, Hanley, Mewhinney & Strauss, Inc.
("Barrow Hanley"); BlackRock Investment Management, LLC
("BlackRock"); Bridgeway Capital Management, Inc. ("Bridgeway
Capital"); Century Capital Management, LLC ("Century Capital");
Dreman Value Management, LLC ("Dreman"), Franklin Advisers, Inc. ("Franklin"); Goldman Sachs Asset Management, L.P. ("GSAM");
Invesco Advisers, Inc. ("Invesco"); ; Massachusetts Financial Services Company ("MFS"); Morgan Stanley Investment Management, Inc.
("Morgan Stanley"); PineBridge Investments, LLC ("PineBridge"),
RCM Capital Management, LLC ("RCM"); RS Investment Management
Co. LLC ("RS Investments"); SunAmerica Asset Management Corp.
("SAAMCo"); T. Rowe Price Associates, Inc. ("T. Rowe Price");
Templeton Global Advisors, Limited ("Templeton Global"); Templeton Investment Counsel, LLC ("Templeton Investment"); Wellington
Management Company, LLP ("Wellington Management"); and Wells
Capital Management Incorporated ("Wells Capital"). The Investment
Advisory Agreement and Sub-advisory Agreements are collectively referred to as the "Advisory Contracts."

	In connection with the approval of the Advisory Contracts, the Board received materials relating to certain factors the Board considered in determining to renew such Advisory Contracts. Those factors included: (1) the nature, extent and quality of services provided by VALIC and the Sub-advisers; (2) the advisory fee and sub-advisory fees charged in connection with VALIC's and the Sub-advisers' management of each series of VC I (each a "Fund," and collectively, the "Funds"), compared to advisory fee rates and sub-advisory fee rates of a group of funds with similar investment objectives (respectively, the "Expense Group/Universe" and the "Sub-Adviser Expense Group/Universe"), as selected by an independent third-party provider of investment company data; (3) the investment performance of the Funds compared to performance of comparable funds as selected by an independent third-party provider of investment company data ("Performance
Group/Universe") and against each Fund's benchmarks; (4) the costs of services and the benefits potentially derived by VALIC and the Sub-advisers; (5) a comparison of advisory fee schedules and performance with respect to other mutual funds and accounts with similar investment strategies to the Funds and which are advised or managed by VALIC or SAAMCo, an affiliated Sub-Adviser; (6) whether the Funds will benefit from possible economies of scale from engaging VALIC and the Sub-advisers; (7) the profitability of VALIC, the Sub-advisers and their respective affiliates; (8) the terms of the Advisory Contracts; and
(9) information regarding VALIC's and the Sub-advisers' compliance and regulatory history.

	The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Advisory Contracts. The matters discussed below were also considered separately by the Independent Directors in executive sessions held at a July 9-10, 2012 special meeting and executive sessions held during the August 2012 meeting during which such independent counsel provided guidance to the Independent Directors. The continuation of all Advisory Contracts was approved at the August 2012 meeting for a one-year term beginning September 1, 2012 and ending August 31, 2013.

	Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided to the Funds by VALIC and the Sub-advisers. The Board reviewed information provided by VALIC relating to its operations and personnel. The Board also took into account their knowledge of VALIC's management and the quality of the performance of VALIC's duties, through Board meetings, discussions and reports during the preceding year and through VALIC's long history of service to VC I. The Board considered that VALIC is responsible for the management of the day-to-day operations of VC I, including but not limited to, general supervision of and coordination of the services provided by the Sub-advisers, and is also responsible for monitoring and reviewing the activities of the Sub-advisers and other third-party service providers. The Board also noted that VALIC's and the Sub-advisers' management of VC I is subject to the oversight of the Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in VC I's prospectus and statement of additional information.

	The Board noted that VALIC personnel meet on a regular basis to discuss the performance of VC I, as well as the positioning of the insurance products, employer-sponsored retirement plans and the Funds generally vis-a-vis competitors. The Board also considered VALIC's financial condition and whether it had the financial wherewithal to provide the services under the Investment Advisory Agreement with respect to each Fund. The Board also considered VALIC's risk management processes.

	With respect to the services provided by the Sub-advisers, the Board considered information provided to them regarding the services provided by each Sub-adviser, including information presented throughout the previous year. The Board noted that each Sub-adviser
(i) determines the securities to be purchased or sold on behalf of the Funds it manages as may be necessary in connection therewith;
(ii) provides VALIC with records concerning its activities, which VALIC or the Funds are required to maintain; and (iii) renders regular reports to VALIC and to officers and Directors of the Funds concerning its discharge of the foregoing responsibilities. The Board reviewed each Sub-adviser's history and investment experience as well as information regarding the qualifications, background and responsibilities of the Sub-adviser's investment and compliance personnel who provide services to the Funds. The Board also took into account the financial condition of each Sub-adviser. The Board also reviewed each Sub-adviser's brokerage practices. The Board also considered each Sub-adviser's risk management processes.

	The Board reviewed VALIC's and SAAMCo's compliance program and personnel. It was noted that SAAMCo is an affiliated company of VALIC and serves as the administrator to the Funds, as well as sub-advises certain VC I Funds and VALIC Company II ("VC II")
Funds. The Board also considered VALIC's and each Sub-adviser's regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation.

	The Board concluded that the scope and quality of the advisory services provided by VALIC and Sub-advisers were satisfactory and that there was a reasonable basis on which to conclude that each would provide a high quality of investment services to the Funds.

	Fees and Expenses; Investment Performance. The Board received and reviewed information regarding each Fund's total expenses, advisory and sub-advisory fees, and other expenses compared against the expenses and fees of the funds in its Expense Group, Expense Universe and Subadvisor Expense Universe and, in some cases as noted below, the Subadvisor Expense Group. It was noted that VALIC negotiates the sub-advisory fees with each of the unaffiliated Sub-advisers at arms-length. The Board also considered that the sub-advisory fees are paid by VALIC out of its advisory fees it receives from the Funds and is not paid by the Funds, and that sub-advisory fees may vary widely within the Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board noted the affiliation of SAAMCo with VALIC, noting any potential conflicts of interest. The Board also noted that VALIC annually waives a portion of its advisory fee and/or reimburses the expenses of certain of the Funds.

	The Sub-advisers provided and the Board also considered expense information of comparable accounts managed by the Sub-advisers, as applicable, which accounts may have included one or more of the following types of accounts: retail mutual funds, mutual funds sold through variable annuity and variable insurance products, and other institutional-type accounts.

	The total expense information, advisory fee information, and sub-advisory fee information considered by the Board, among other fee and expense data, is summarized below.

	The Board received and reviewed information prepared by management and by an independent third-party regarding the Funds' investment performance compared against their benchmarks and their respective Performance Groups/Universes. It was noted that performance information provided by the independent third-party was for the period ended April 30, 2012 and that benchmark information presented by management was through the period ended June 30, 2012.

*	Asset Allocation Fund (sub-advised by PineBridge).  The
Board considered that the Fund's actual advisory fees were below the median of its Expense Group/Universe. The
Board also noted that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board also noted that the Fund's sub-advisory fees were below the median of its Subadvisor Expense universe. The Board considered that breakpoints were implemented to the Fund's advisory and sub-advisory fee schedules in March 2010. The Board took into account management's discussion of the Fund's expenses.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe for the one-, three- and five-year periods and outperformed its Lipper peer index for the same periods. The Board also noted that the Fund outperformed its blended benchmark for the three- and five-year periods and underperformed its blended benchmark for the one-year period. The Board concluded that the Fund's performance was satisfactory.

*	Blue Chip Growth Fund (sub-advised by T. Rowe Price).
The Board considered that the Fund's actual advisory fee was at the median of its Expense Group and above the median of its Expense Universe. The Board also noted that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense
Universe. The Board also considered that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses. The
Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe for the one-, three- and five-year periods. The Board also noted that the Fund outperformed its Lipper peer index and its benchmark, the S&P 500(r) Index, for the same periods. The Board concluded that the Fund's performance was satisfactory.

*	Broad Cap Value Income Fund (sub-advised by Barrow
Hanley).   The Board considered that the Fund's actual
advisory fees were above the median of its Expense Group
and below the median of its Expense Universe. The Board
also considered that the Fund's total net expenses were
below the medians of its Expense Group/Universe.   The
Board also noted that the Fund's sub-advisory fees were above the medians of its Subadvisor Expense
Group/Universe. The Board took into account management's discussion of the Fund's expenses, including the effect of the size of the Fund on its expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the median of its Performance Group/Universe for the one-, three- and five-year periods. The Board also noted that the Fund outperformed its Lipper peer index for the same periods. The Board also considered that the Fund outperformed its benchmark, the Russell 1000(r) Value Index, for the five-year period and underperformed its benchmark for the one- and three-year periods. The Board concluded that the Fund's performance was satisfactory.

*	Capital Conservation Fund (sub-advised by PineBridge). The
Board considered that the Fund's actual advisory fees and total net expenses were above the medians of its Expense
Group/Universe. It was also noted that the Fund's sub-advisory fees were above the median of the Subadvisor
Expense Universe. The Board took into account management's discussion of the Fund's expenses.

	The Board considered that the Fund's performance was at the median of its Performance Group for the one-year period and below the median of its Performance Group for the three- and five-year periods. The Board also noted that the Fund was above the median of its Performance Universe for the three-year period and below the median of its Performance Universe for the one- and five-year periods.
The Board also considered that the Fund underperformed its Lipper peer index for the one-, three- and five-year periods. The Board also noted that the Fund outperformed its benchmark, the Barclays U.S. Aggregate Bond Index, for the one- and three-year periods and underperformed the index for the five-year period. The Board considered management's discussion of the Fund's more recent improved performance relative to its peers, and concluded that performance is being addressed.

*	Core Equity Fund (sub-advised by BlackRock).  The Board
noted that the Fund's actual advisory fees were above the medians of its Expense Group/Universe and that the Fund's total net expenses were above the median of its Expense
Group and below the median of its Expense Universe. The
Board noted that the Fund's actual sub-advisory fees were below the median of the Subadvisor Expense Universe. The
Board took into account management's discussion of the Fund's expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe for the one- and five-year periods and below the median of its Performance Group/Universe for the three-year period. The Board also noted that the Fund outperformed its Lipper peer index for the one-, three- and five-year periods and underperformed its benchmark, the Russell 1000(r) Index, for the same periods. The Board considered management's discussion of the Fund's performance. The Board noted that management is monitoring the Fund. The Board concluded that the Fund's performance was satisfactory in light of all factors considered.

*	Dividend Value Fund (sub-advised by BlackRock and
SAAMCo). The Board considered that the Fund's actual advisory fees were at the median of its Expense Group and above the median of its Expense Universe. The Board also noted that the Fund's actual sub-advisory fees were above the median of its Subadvisor Expense Universe. The Board also noted that total net expenses were at the median of the Fund's Expense Group and below the median of the Fund's Expense Universe. The Board took into account management's discussion of the Fund's expenses. The
Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2013. The Board also noted that the Fund's contractual management fee payable to VALIC was lowered in June 2010 and that the Fund's expense limitation was lowered in August 2010.

	The Board considered that the Fund's performance was above the median of its Performance Universe for the one- and three-year periods and below the median for the five-year period. The Board also noted that the Fund's performance was above the median of its Performance
Group for the one- and three-year periods and at the median for the five-year period. The Board further noted that the Fund outperformed its Lipper peer index for the one- and three-year periods and underperformed the Lipper peer index for the five-year period. The Board also considered that the Fund outperformed the Russell 1000(r) Value Index for the one-, three- and five- year periods. The Board also noted that on June 7, 2010, the Fund's investment strategy changed and BlackRock and SAAMCo replaced the previous sub-adviser. The Board considered that the Fund's performance for periods beyond the one-year period represented the performance of the previous sub-adviser which utilized a different investment strategy. The Board also considered the Fund's strong performance subsequent to the subadviser change. The Board concluded that the Fund's performance was satisfactory in light of all the factors considered.

*	Emerging Economies Fund (formerly, Global Equity Fund)
(sub-advised by JPMIM). The Board considered that the Fund's actual advisory fees and total net expenses were below the medians of its Expense Group/Universe. The
Board also considered that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense
Group/Universe.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe for the one-year period and below the medians for the three- and five-year periods. The Board also noted that the Fund outperformed its Lipper peer index and its benchmark, the MSCI Emerging Markets Index, for the one-year period and underperformed the index and benchmark for the three- and five- year periods. The Board considered management's discussion of the Fund's performance. The Board noted that JPMIM assumed sub-advisory responsibility for the Fund on October 1, 2011 and that the Fund's performance prior to that time was attributable to the prior sub-advisor. The Board also considered the Fund's strong performance subsequent to the subadviser change. The Board concluded that the Fund's performance was being addressed.

*	Foreign Value Fund (sub-advised by Templeton Global). The
Board considered that the Fund's actual advisory fees and total expenses were below the medians of its Expense
Group/Universe. The Board also considered that the Fund's actual sub-advisory fees were below the median of its Subadvisor Expense Universe and above the median of its Subadvisor Expense Group.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe and Lipper peer index for the three- and five-year periods and below its Performance Group/Universe and Lipper peer index for the one-year period. The Board also considered that the Fund unperformed its benchmark, the MSCI EAFE
Index, for the one- and three- year periods and outperformed the benchmark for the five-year period. The Board considered management's discussion of performance including the factors that contributed to the Fund's underperformance relative to its peers and concluded that the Fund's overall performance was satisfactory.

*	Global Real Estate Fund (sub-advised by GSAM and
Invesco). The Board considered that the Fund's actual advisory fees were below the medians of its Expense
Group/Universe and that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board also noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was below the medians of its Performance Group/Universe and underperformed its Lipper peer index for the one- and three-year periods. The Board also noted that the Fund underperformed its benchmark, the FTSE EPRA/NAREIT
Developed Index, for the one- and three-year periods. The Board considered management's discussion of the Fund's performance, including the peer group in which the Fund was placed and the effects of the Fund's repositioning which occurred in June 2011. The Board concluded that the Fund's performance is being addressed.

*	Global Social Awareness Fund (sub-advised by PineBridge).
The Board considered that the Fund's actual advisory fees and total net expenses were below the medians of its Expense Group/Universe. The Board also noted that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense Group/Universe.

	The Board considered that the Fund's performance was above the median of its Performance Group/Universe and its Lipper peer index for the one-year period and below the medians of its Performance Group/Universe and Lipper peer index for the three- and five-year periods. The Board also noted that the Fund outperformed its benchmark, the MSCI World Index, for the three- and five-year periods and underperformed the benchmark for the one-year period. The Board also noted the Fund's more recent improved performance relative to its peers. The Board also noted management's discussion of the Fund's performance and concluded that the Fund's performance has been satisfactory in light of all factors considered.

*	Global Strategy Fund (sub-advised by Franklin and
Templeton Investment).  The Board considered that the
Fund's actual advisory fees were below the median of its Expense Universe and at the median of its Expense Group. It was also noted that total expenses were below the medians of its Expense Group/Universe. The Board also considered that the Fund's actual sub-advisory fees were above the median of its Sub-Advisor Expense Universe.

	The Board considered that the Fund's performance was above the median of its Performance Group for the one- and five- year periods and below the median of its Performance Group for the three- year period. The Board also noted that the Fund's performance was equal to the median of its Performance Universe for the one- and five-year periods and above the median for the three-year period. The Board noted that the Fund outperformed its Lipper peer index for the one- , three- and five-year periods and outperformed its benchmark, the MSCI ACWI Index for the one- and five-year periods. It was noted that the Fund underperformed its benchmark for the three-year period. The Board considered management's discussion of the Fund's performance. It was noted management is monitoring the Fund. The Board concluded that the Fund's overall performance has been satisfactory.

*	Government Securities Fund (sub-advised by SAAMCo and
JPMIM). The Board considered that the Fund's actual advisory fees were below the median of its Expense Group and above the median of its Expense Universe. The Board also noted that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board considered that the Fund's actual sub-advisory fees were at the median of its Subadvisor Expense Group and above the median of its Subadvisor
Expense Universe. The Board took into account management's discussion of the Fund's expenses, including the effect of the size of the Fund on its expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe and outperformed its Lipper peer index for the one- year period. The Board also considered that the Fund's performance was below the medians of its Performance Group/Universe and underperformed its Lipper peer index for the three- and five-year periods. The Board also considered that the Fund underperformed its benchmark, the BofA ML U.S. Treasury Master Index, for the three- and five-year periods and outperformed its benchmark for the one-year period. The
Board noted management's discussion of the Fund's performance. The Board noted that JPMIM was added as sub-adviser for the Fund effective November 14, 2011. The Board also considered the Fund's improved performance subsequent to the addition of JPMIM. The Board considered management's continued monitoring of the Fund and concluded that the Fund's performance is being addressed.

*	Growth & Income Fund (sub-advised by SAAMCo). The
Board considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe and that the Fund's total net expenses were below the medians of its Expense Group/Universe. The Board noted that the Fund's sub-advisory fees were below the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses, including the effect of the size of the Fund on its expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was below the medians of its Performance Group/Universe and underperformed its Lipper peer index for the one-, three- and five- year periods. The Board also considered that the Fund underperformed its benchmark, the S&P 500(r) Index, for the one-, three- and five-year periods. The Board noted management's discussion of the Fund's performance, including the factors that contributed to the Fund's underperformance relative to its peers, as well as management's continued monitoring of the Fund. The Board also noted that a new investment sleeve was added to the Fund in March 2010. The Board concluded that the Fund's performance is being addressed.

*	Growth Fund (sub-advised by American Century).  The
Board considered that the Fund's actual advisory fees were below the median of its Expense Group and above the median of its Expense Universe. In addition, the Board considered that the Fund's total net expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board also noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses.
The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013. The Board also considered that the Fund's advisory and sub-advisory fee schedules were reduced effective October 1, 2009.

	The Board noted that the Fund's performance was above the medians of its Performance Group/Universe and that it outperformed its Lipper peer index for the one-, three- and five-year periods. The Board also noted that the Fund underperformed its benchmark, the Russell 1000(r) Growth
Index, for the one- and three-year periods and outperformed its benchmark for the five-year period. The Board concluded that the Fund's performance was satisfactory.

*	Health Sciences Fund (sub-advised by T. Rowe Price). The
Board considered that the Fund's actual advisory fees and total net expenses were above the medians of its Expense
Group/Universe. The Board also noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses.

	The Board considered that the Fund's performance was above the median of its Performance Group/Universe and outperformed its Lipper peer index and its benchmark, the S&P 500(r) Healthcare Index, for the one-, three- and five-year periods. The Board concluded that the Fund's performance was satisfactory.

*	Inflation Protected Fund (sub-advised by PineBridge).  The
Board considered that the Fund's actual advisory fees were below the medians of its Expense Group/Universe. The
Board also noted that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board also noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board noted the relatively small number of funds in its Expense and Subadvisor Expense Groups. The Board took into account management's discussion of the Fund's expenses. The
Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board noted that the Fund was above the median of its Performance Group for the three- year period and below the median for the one- and five- year periods. The Board also considered that the Fund was above the median of its Performance Universe for the one-, three- and five-year periods. The Board also noted that the Fund outperformed its Lipper peer index for the one-, three- and five- year periods. The Board considered that the Fund outperformed its benchmark, the Barclays U.S. TIPS Index, for the three-year period and underperformed the benchmark for the one- and five-year periods. The Board took into account management's discussion of the Fund's performance. The
Board also noted management's continued monitoring of the Fund's performance and concluded that the Fund's overall performance was satisfactory.

*	International Equities Fund (sub-advised by PineBridge).
The Board considered that the Fund's actual advisory fees and total expenses were below the medians of its Expense
Group/Universe and that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense
Group/Universe. The Board took into account that the Fund's advisory and sub-advisory fee schedules were reduced in March 2010.

	The Board considered that the Fund's performance was below the median of its Performance Group for the one- and five-year periods and at the median for the three- year period. The Board also considered that the Fund's performance was below the median of its Performance
Universe and that the Fund underperformed its Lipper peer index for the one-, three- and five-year periods. In addition, the Board noted that the Fund underperformed its benchmark, the MSCI EAFE Index for the one-, three- and five-year periods. The Board also noted management's discussion of the Fund's performance, including changes implemented to the Fund's investment strategies in 2011.
The Board noted management's continued monitoring of the Fund and concluded that the Fund's performance is being addressed.

*	International Government Bond Fund (sub-advised by
PineBridge). The Board considered that the Fund's actual advisory fees and total expenses were below the medians of its Expense Group/Universe. In addition, the Board noted that the Fund's actual sub-advisory fees were below the median of its Subadvisor Expense Universe.

	The Board considered that the Fund was above the median of its Performance Group for the one- and three-year periods and below the median of its Performance Group for the five-year period. The Board also considered that the Fund was above the median of its Performance Universe for the one-year period and below the median for the three- and five-year periods. In addition, the Board noted that the Fund outperformed its Lipper peer index for the one-year period and underperformed its Lipper peer index for the three- and five-year periods. Finally, the Board noted that the Fund outperformed its blended benchmark for the three-year period and underperformed the blended benchmark for the one- and five-year periods. The Board took into account management's discussion of the Fund's performance and concluded that the Fund's overall performance was satisfactory.

*	International Growth Fund (sub-advised by American
Century, Invesco and MFS). The Board considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe. The Board also considered that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense
Universe. The Board noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the median of its Performance Universe and below the median of its Performance Group for the one-, three- and five-year periods. The Board also noted that the Fund outperformed its Lipper peer index for the one-, three- and five- year periods. In addition, the Fund outperformed its benchmark, the MSCI EAFE Index, for the one-, three- and five-year periods. The Board took into account management's discussion of the factors that contributed to the Fund's underperformance relative to its Performance Group. The Board concluded that the Fund's performance was satisfactory.

*	Large Cap Core Fund (sub-advised by Columbia).  The
Board considered that the Fund's actual advisory fees were below the median of its Expense Group and above the median of its Expense Universe. In addition, the Board noted that the Fund's total net expenses were below the medians of its Expense Group/Universe. The Board considered that the Fund's actual sub-advisory fees were below the median of its Subadvisor Expense Group and above the median of its Subadvisor Expense Universe. The Board took into account management's discussion of the Fund's expenses. The
Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund was above the medians of its Performance Group/Universe for the three- and five year periods and below the medians for the one-year period.
The Board also noted that the Fund outperformed its Lipper peer index for the three- and five-year periods and underperformed the index for the one-year period. The
Board also considered that the Fund outperformed its benchmark, the S&P 500(r) Index, for the five-year period and underperformed its benchmark for the one- and three-year periods. The Board noted that Columbia replaced the Fund's previous subadviser effective November 14, 2011.
The Board concluded that Fund's overall performance was satisfactory.

*	Large Capital Growth Fund (sub-advised by SAAMCo and
Invesco). The Board considered that the Fund's actual advisory fees and total expenses were below the medians of its Expense Group/Universe. In addition, the Board noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The
Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund was below the medians of its Performance Group/Universe for the one-, three- and five-year periods. The Board also noted that the Fund underperformed its Lipper peer index and its benchmark, the Russell 1000 Growth Index, for the one-, three- and five-year periods. The Board noted management's discussion of the Fund's performance including the factors that contributed to the Fund's underperformance relative to its peers, as well as management's continued monitoring of the Fund and concluded that the Fund's performance is being addressed.

*	Mid Cap Index Fund (sub-advised by SAAMCo). The Board
considered that the Fund's actual advisory fees and total expenses were at the median of its Expense Group and below the median of its Expense Universe. The Board also noted that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense Group/Universe.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe for the one-, three- and five-year periods. The Board also considered that the Fund outperformed its Lipper peer index for the one-, three- and five- year periods. The Board also considered that the Fund underperformed its benchmark, the S&P MidCap 400 Index, for the one-, three- and five-year periods. The Board also considered the Fund's historic tracking error. The Board concluded that the Fund's performance was satisfactory.

*	Mid Cap Strategic Growth Fund (sub-advised by RCM and
Morgan Stanley). The Board considered that the Fund's actual advisory fees and total net expenses were below the medians of its Expense Group/Universe. The Board also noted that the Fund's actual sub-advisory fees were at the median of its Subadvisor Expense Universe and below the median of its Subadvisor Expense Group. The Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund was above the median of its Performance Group/Universe for the five-year period and below the medians for the one- and three-year periods.
The Board also considered that the Fund underperformed its Lipper peer index and its benchmark, the Russell Midcap(r) Growth Index, for the one-, three- and five-year periods. The Board noted management's discussion of the Fund's performance, including its continued monitoring of the Fund and the change of a co-sub-adviser in March 2011. The
Board concluded that the Fund's performance was being addressed.

*	Money Market I Fund (sub-advised by SAAMCo). The Board
considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe and that total expenses were below the medians of its Expense
Group/Universe. In addition, the Board considered that the Fund's actual sub-advisory fees were at the median of its Subadvisor Expense Group and above the median of its Subadvisor Expense Universe. The Board took into account management's discussion of the Fund's expenses and noted the relatively small range among the expense ratios of the funds in the Fund's Expense Group/Universe. The Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2013 and that VALIC has contributed capital to support the Fund's current yield.

	The Board considered that the Fund's performance was at the median of its Performance Group for the one-year period, above the median for the three-year period and below the median for the five- year period. The Board also considered that the Fund's performance was above the median of its Performance Universe for the one- and three-year periods and below the median for the five-year period.
The Board also considered that the Fund underperformed the its Lipper peer index for the three- and five- year periods and was equal to its Lipper peer index for the one-year period.
In addition, the Board noted that the Fund underperformed its benchmark, the T-Bill 3 Month Index, for the one- and three-year periods and outperformed its benchmark for the five-year period. The Board took into account the relatively small range in performance returns among the Performance Group/Universe. The Board concluded that the Fund's performance has been satisfactory in light of all factors considered.

*	Nasdaq-100(r) Index Fund (sub-advised by SAAMCo). The
Board considered that the Fund's actual advisory fees were below the medians of its Expense Group/Universe and that the Fund's total expenses were below the median of its Expense Universe and above the median of its Expense
Group. The Board noted that the Fund's actual sub-advisory fees were at medians of its Subadvisor Expense Group/Universe. The Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2013. The Board also considered management's discussion of the Fund's expenses and of the appropriateness of the Fund's peer group. The Board also noted that breakpoints were implemented to the Fund's advisory and sub-advisory fee schedules in December 2009 and that the Fund's expense limitation on total expenses was reduced in October 2009.

	The Board considered that the Fund's performance was slightly below the median of its Performance Group for the one-year period and above the median for the three- and five- year periods. The Board also considered that the Fund's performance was above the median of its Performance Universe for the one-, three- and five-year periods. The Board also noted that the Fund outperformed its Lipper peer index for the one-, three- and five-year periods. The Board noted that there was only one other fund in the Fund's Performance Group. The Board considered that the
Fund slightly underperformed its benchmark, the Nasdaq-100(r) Index for the one-, three- and five-year periods. The Board also considered the Fund's historic tracking error.
The Board concluded that the Fund's performance was satisfactory.

*	Science & Technology Fund (sub-advised by RCM, T. Rowe
Price and Wellington Management). The Board considered that the Fund's actual advisory fees were below the median of its Expense Group and above the median of its Expense Universe. The Board also considered that the Fund's total net expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board noted that the Fund's actual sub-advisory fees were above the median of its Subadvisor Expense Universe. The Board took into account management's discussion of the Fund's expenses.

	The Board considered that the Fund's performance was above the median of its Performance Group for the one- and three-year periods and below the median for the five-year period. The Board also considered that the Fund's performance was above the median of its Performance
Universe for the three- and five-year periods and at the median for the one-year period. The Board further noted that the Fund outperformed its Lipper peer index for the three- and five-year periods and underperformed the index for the one- year period. The Fund underperformed its benchmark, the S&P North American Technology Index, for the one-, three- and five-year periods. The Board noted the limited size of the Fund's Performance Group. The Board considered management's discussion of the Fund's performance relative to its benchmark, including management's continued monitoring of the Fund, and concluded that the Fund's overall performance was satisfactory.

*	Small Cap Aggressive Growth Fund (sub-advised by RS
Investments). The Board considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe and that the Fund's total net expenses were below the medians of its Expense Group/Universe. The
Board also noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses, including the effect of the size of the Fund on its expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

The Board considered that the Fund was below the medians of its Performance Group/Universe and underperformed its Lipper peer index for the one-year and three-year periods. The Board also noted that the Fund's performance was equal to the median of its Performance Group and outperformed its Lipper peer index for the five-year period. The Board also noted that the Fund's performance was above the median of its Performance Universe for the five-year period. The Board also considered that the Fund underperformed its benchmark, the Russell 2000(r) Growth Index, for the one- and three-year periods and outperformed the benchmark for the five-year period. It was also noted that the sub-adviser assumed responsibility for the Fund on August 22, 2011, and that performance prior to that date represents that of the previous subadviser. The Board concluded that the Fund's performance was being addressed.

*	Small Cap Fund (sub-advised by Bridgeway Capital, Invesco
and T. Rowe Price). The Board considered that the Fund's actual advisory fees were above the medians of its Expense
Group/Universe and that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense Universe. The Board noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the medians of its Performance Group/Universe for the one- and three-year periods. The Board also noted that the Fund's performance was above the median of its Performance Universe and at the median of its Performance Group for the five year period. The Board considered that the Fund outperformed its Lipper peer index for the one-, three- and five-year periods. The Board also considered that the Fund outperformed its benchmark, the Russell 2000
Index for the three-year period and underperformed the benchmark for the one- and five-year periods. The Board took into account management's discussion of the Fund's performance and concluded that Fund's performance was satisfactory.

*	Small Cap Index Fund (sub-advised by SAAMCo). The
Board considered that the Fund's actual advisory fees were below the medians of its Expense Group/Universe and that the Fund's total expenses were equal to the median of the Expense Group and below the median of the Expense
Universe. In addition, the Board noted that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense Group/Universe.

	The Board considered that the Fund's performance was below the medians of its Performance Group/Universe for the one-year period and above the medians for the three- and five-year periods. The Board considered that the Fund underperformed its Lipper peer index for the one- and five-year periods and outperformed the index for the three-year period. The Board noted that the Fund slightly underperformed its benchmark, the Russell 2000 Index, for the one-, three- and five-year periods. The Board also considered the Fund's tracking error versus its benchmark. The Board concluded that the Fund's performance was satisfactory in light of all factors considered.

*	Small Cap Special Values Fund (sub-advised by Wells
Capital and Dreman). The Board considered that the Fund's actual advisory fees were below the medians of its Expense
Group/Universe and that its total expenses were above the median of its Expense Group and below the median of its Expense Universe. In addition, the Board noted that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses. The Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board noted that the Fund's performance was above the medians of its Performance Group/Universe for the one-year period and below the medians of its Performance
Group/Universe for the three- and five-year periods. The
Board also considered that the Fund outperformed its Lipper peer index for the one- and three-year periods and underperformed the index for the five-year period. In addition, the Board noted that the Fund underperformed its benchmark, the Russell 2000 Value Index, for the one-, three- and five-year periods. The Board also noted that Dreman replaced Putnam Investment Management, LLC in
September 2009 as one of the Fund's sub-advisers. The
Board took into account management's discussion of the Fund's performance. The Board also took into account the Fund's more recent improved performance relative to its peers. The Board considered management's continued monitoring of the Fund and concluded that performance is being addressed.

*	Small-Mid Growth Fund (sub-advised by Century Capital
and Wells Capital). The Board considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe and that the Fund's total net expenses were below the medians of its Expense Group/Universe. In addition, the Board noted that the Fund's actual sub-advisory fees were above the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses, including the effect of the size of the Fund on its expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board noted that the Fund's performance was below the median of its Performance Group for the three- and five-year periods and above the median for the one-year period. The
Board also considered that the Fund's performance was below the median of its Performance Universe for the one-, three- and five-year periods. The Board also noted that the Fund underperformed its Lipper peer index for the three- and five-year periods and outperformed the index for the one-year period. The Board considered that the Fund underperformed its benchmark, the Russell 2000(r) Growth
Index, for the one-, three- and five-year periods. The Board took into account management's discussion of the Fund's performance, the addition of Century Capital as a co-sub-adviser in August 2010, and its continued monitoring of the Fund and concluded that the Fund's performance is being addressed.

*	Stock Index Fund (sub-advised by SAAMCo). The Board
considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe, and that the Fund's total expenses were above the median of its Expense Group and below the median of its Expense Universe. In addition, the Board noted that the Fund's actual sub-advisory fees were below the medians of its Subadvisor Expense Group/Universe. The Board took into account management's discussion of the Fund's expenses.

	The Board considered that the Fund's performance was below the median of its Performance Group for the one- and five-year periods and above the median of its Performance Group for the three-year period. The Board also considered that the Fund's performance was above the median of its Performance Universe for the one-, three- and five-year periods. The Board considered that the Fund outperformed its Lipper peer index for the one- and three-year periods and underperformed the Lipper peer index for the five-year period. The Board also noted that the Fund underperformed its benchmark, the S&P 500 Index, for the one-, three-, and five-year periods. The Board also considered the Fund's tracking error versus its benchmark. The Board took into account management's discussion of the Fund's performance and concluded that the Fund's overall performance has been satisfactory in light of all factors considered.

*	Value Fund (sub-advised by Wellington Management). The
Board considered that the Fund's actual advisory fees were above the medians of its Expense Group/Universe and that the Fund's total net expenses were above the median of its Expense Group and below the median of its Expense
Universe. The Board also noted that the Fund's actual sub-advisory fees were at the median of its Subadvisor Expense Group and above the median of its Subadvisor Expense
Universe. The Board took into account management's discussion of the Fund's expenses, including the effect of the size of the Fund on its expenses. The Board noted that the expense limitation on total expenses would be extended contractually through September 30, 2013.

	The Board considered that the Fund's performance was above the median of its Performance Group for the one- and three-year periods and at the median for the five-year period. The Board also considered that the Fund's performance was above the median of its Performance Universe for the one- and three-year periods and below the median for the five-year period. The Board also considered that the Fund outperformed its Lipper peer index for the one-, three- and five-year periods. The Board also noted that the Fund underperformed its benchmark, the Russell 1000(r) Value
Index, for the one-, three- and five-year periods. The Board considered management's discussion of the Fund's performance, including the fact that Wellington Management replaced the Fund's previous sub-adviser on March 14 2011, and considered that performance prior to that date represents that of the previous subadviser. The Board concluded that performance has been satisfactory.

       The Board concluded that the advisory fee and sub-advisory fee for each Fund are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

       Cost of Services and Indirect Benefits/Profitability. The Board was provided information related to the cost of services and profits realized in connection with the Advisory Agreement. The Board considered the costs that are borne by the Funds. For its services, VALIC receives a fee, payable monthly from each Fund in an amount that is calculated as a percentage of the average daily net assets of the respective Fund.

        It was noted that VALIC reviewed a number of factors in determining appropriate fee levels for the Funds as well as the fee
VALIC pays each Sub-adviser. Such factors include review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2) key competitor analysis; (3) clone fund analysis; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager.

       The Board considered that VALIC will receive benefits in addition to the advisory fee to be paid by the Funds, which include transfer agency fees paid or to be paid by the Funds. The Board considered that the Funds also pay VALIC a fee for the provision of recordkeeping and shareholder services to contract owners and participants, which is provided at cost. Such payment is allocated to each Fund based on the number of accounts serviced. Finally, it was noted that the Funds pay SAAMCo, an affiliate of VALIC, an annual fee of approximately 0.07% based on each Fund's average daily net assets, for the provision of certain accounting and administrative services. Out of the fee SAAMCo receives from the Funds, SAAMCo compensates
VALIC for certain administrative services (0.02% of daily net assets), and the Funds' custodian, State Street Bank and Trust Company for calculation of the daily net asset value (0.01% of daily net assets). It was also noted that SAAMCo receives sub-advisory fees for those Funds for which it serves as sub-adviser. The Board also considered that VC II pays VALIC an annual fee of 0.25% on average daily net assets of each Fund (other than the Lifestyle Funds) pursuant to a Shareholder Services Agreement.

       The Board also considered that VALIC may exclude from its taxable income a portion of the ordinary dividends paid by underlying
U.S. equities in the Funds to the same extent the Funds receive certain dividends with respect to shares of stock issued by domestic corporations, subject to applicable tax laws and regulations. In addition, it was noted that VALIC may receive foreign tax credits with respect to certain foreign securities held or to be held in certain Funds that benefit VALIC. These benefits can be material.

       In considering the profitability to VALIC and its affiliates in connection with their relationship with the Funds, the Board reviewed information provided by VALIC setting forth the revenues and other benefits, both direct and indirect, received by VALIC and its affiliates attributable to managing each Fund, the cost of providing such services and the resulting profitability to VALIC and its affiliates from these relationships. The Board also reviewed VALIC's profitability on a Fund-by-Fund basis. The Board received and reviewed information prepared by VALIC that reflects an allocation of costs that result in a reasonable determination of profitability of VALIC, as adviser, transfer agent and as shareholder servicing agent. In addition, the Board considered the profitability of SAAMCo in its role as the administrator of the Funds and as sub-adviser to certain Funds. The Board concluded that the profitability to VALIC and its affiliates from their relationship with the Funds was reasonable.

       In considering the profitability to the Sub-advisers in connection with their relationship to the Funds, the Directors noted that the fees under the Sub-Advisory Agreements are paid by VALIC out of the advisory fees that VALIC receives under the Advisory Agreement. With respect to the unaffiliated Sub-advisers, the Board also relied on the ability of VALIC to negotiate the Sub-Advisory Agreements and the fees thereunder at arm's length.

       For each of the above reasons, the Directors determined that the profitability to the Sub-advisers from their relationship with the Funds was not a material factor in their deliberations with respect to consideration of approval of the Sub-Advisory Agreements.

       Economies of Scale. The Board noted that the advisory fee rate and sub-advisory fee rates payable to VALIC and each of the Sub-advisers with respect to most of the Funds contain breakpoints, which allows the Funds to participate in any economies of scale. The Board also took into account management's discussion of the Funds' advisory fee and sub-advisory fee structure, including with respect to the Funds that do not currently have breakpoints. The Board also considered the effect of each Fund's growth and size on its performance and fees, noting that if the Funds' assets increase over time, the Funds may realize other economies of scale if assets increase proportionally more than expenses. The Board concluded that no changes to the advisory fee structure of the Funds were necessary.

       For similar reasons as stated above with respect to the Sub-advisers' profitability and the costs of their providing services, the Board concluded that the potential for economies of scale in the Sub-advisers' management of the Funds are not a material factor to the approval of the Sub-advisory Agreements, although it was noted that most of the Funds have breakpoints at the sub-advisory fee level.

       Terms of the Advisory Contracts. The Board reviewed the terms of the Advisory Contracts including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by VALIC and the Sub-advisers and noted that VALIC would compensate the Sub-advisers out of the advisory fees it receives from the Funds. The Board noted that the Sub-Advisory Agreements provide that each Sub-adviser will pay all of its own expenses in connection with the performance of their respective duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the Advisory Contracts and other terms contained therein. The Board concluded that the terms of each of the Advisory Contracts were reasonable.

       Compliance. The Board reviewed VALIC's and the Sub-advisers' compliance personnel and regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning each entities' compliance staff that would be responsible for providing compliance functions on behalf of the Funds and concluded that there was no information provided that would have a material adverse effect on their abilities to provide services to the Funds.

       Conclusions. In reaching its decision to approve the Advisory Contracts, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that VALIC and each Sub-adviser possess the capability and resources to perform the duties required of them under their respective Advisory Contracts.

       Further, based upon its review of the Advisory Contracts, the materials provided, and the considerations described above, the Board, including the Independent Directors, concluded that (1) the terms of the Advisory Contracts are reasonable, fair and in the best interests of each of the Funds and its respective shareholders, and (2) the fee rates payable under the Advisory Contracts are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.